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                                                                    Exhibit 11.1

                            TRANSITION SYSTEMS, INC.

                        Computation of Earnings per Share

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For the year ended September 30, 1997
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Weighted average shares outstanding:
         Common stock outstanding (1)                                           17,432,479
         Common stock equivalent                                                 3,125,504
         Pro forma weighted average number of common shares and
         common equivalent shares outstanding                                   20,557,983
                                                                                ----------
Net income:
         Net income before extraordinary item                                    5,319,079
         Extraordinary item                                                             --
         Net income                                                              5,319,079
         Net income allocable to common stockholders                             5,319,079

Earnings per share:
         Net income before extraordinary item                                         0.26
         Extraordinary item                                                             --
         Net income                                                                   0.26
         Net income allocable to common stockholders                                  0.26


For the year ended September 30, 1996

Weighted average shares outstanding:
         Common stock outstanding (1)                                           13,214,432
         Common stock equivalent                                                 3,757,289
         Pro forma weighted average number of common shares and
         common equivalent shares outstanding                                   16,971,721
                                                                                ----------
Net income:
         Net income before extraordinary item                                    6,287,256
         Extraordinary item                                                     (2,148,697)
         Net income                                                              4,138,559
         Net income allocable to common stockholders                             3,545,083

Earnings per share:
         Net income before extraordinary item                                         0.37
         Extraordinary item                                                          (0.13)
         Net income                                                                   0.24
         Net income allocable to common stockholders                                  0.21

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(1)     Gives effect to the Recapitalization. See Note 9 of Notes to the
        Consolidated Financial Statements.